EXHIBIT 99.1 – Share Exchange Agreement

STOCK SALE AND EXCHANGE AGREEMENT

This STOCK SALE AND EXCHANGE AGREEMENT (this “Agreement”) is made by and between Berkshire Enterprises, Inc. an Ontario Corporation (the “Seller”) and Terra Energy Resources, Ltd. (the “Buyer”) a Wyoming Corporation. The Seller and the Buyer are also referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Seller, Berkshire Enterprises, Inc. agrees to sell 200,000,000 shares or (35%) of common stock (“shares”), to Terra Energy Resources Ltd. (the “Buyer”) for 200,000,000 (Two- Hundred Million) of its common shares and further desires to sell the Shares to the Buyer; and

WHEREAS, the Seller has agreed to sell and the Buyer has agreed to buy the Shares, and the parties desire to set forth the terms and conditions governing the purchase and sale of the Shares.

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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Agreement to Sell and Purchase the Shares. In consideration of, and in express reliance upon, the representations and warranties of the Seller and the Buyer in this Agreement, the Seller hereby agrees to irrevocably transfer and convey 35% or 200,000,000 shares of its issued and outstanding shares to the Buyer, and the Buyer hereby agrees to issue 200,000,000 restricted common shares of its issued an outstanding, for such Shares at the Closing (as defined below).

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Closing. The closing of the purchase and sale of the Shares under this Agreement shall occur simultaneously with the execution of this Agreement by the Parties. Simultaneously herewith, the Buyer has delivered payment of the purchase price listed above and the Seller has surrendered to the Company's transfer agent (the “Transfer Agent”) the certificate representing the Shares, and has directed the Transfer Agent to issue a new certificate representing the Shares to be registered in the name of the Buyer.

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Representations and Warranties of Seller. The Seller represents and warrants to the Buyer as follows: (a) The Seller has good, valid and marketable title to the Shares free and clear of all mortgages, liens, pledges, security interests, charges, claims and other encumbrances and defects of title of any nature whatsoever. (b) No person has any right or other claim against Seller for any commission, fee or other compensation as a finder or broker in connection with the transaction contemplated by this Agreement.

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Representations and Warranties of Buyer. The Buyer represents and warrants to the Seller as follows: (a) No person has any right or other claim against the Buyer for any commission, fee or other compensation as a finder or broker in connection with the transaction contemplated by this Agreement. (b) The Buyer is financially capable of bearing the risk of loss of the entire investment represented by the Shares and is able to bear the economic risk of investment in the Shares for an indefinite period of time.

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Miscellaneous. (a) This Agreement contains all of the promises, agreements, conditions, terms, understandings, warranties and representations of the Parties with respect to the transactions and business relationships contemplated thereby and herein, and there are no other promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth in this Agreement. This Agreement supersedes all prior agreements and understandings among the Parties with respect to its subject matter

(b) This Agreement and all amendments, modifications, authorizations or supplements to this Agreement and the rights, duties, obligations and liabilities of the Parties under such document will be determined in accordance with the applicable provisions of the laws of the State of WYOMING, without reference to its doctrines or principles of conflicts of laws.

(c) This Agreement will be binding upon and inure to the benefit of the Parties, their personal and legal representatives, guardians, successors and assigns.

(d) Neither Party may assign this Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of the other Party.

(e) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts when taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of this OCTOBER 31, 2016.

SELLER:

BUYER:

BERKSHIRE ENTERPRISES, INC.

TERRA ENERGY RESOURCES, LTD

/s/ Juan Torres

/s/ Charles Langrill

Juan Torres, President

Charles Langrill, President/CEO

October 31, 2016

October 31, 2016

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